Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), is made as of May 23, 2016 by and among WL Ross Holding Corp. (the “Company”), WL Ross Sponsor LLC (“WLRS”) and the undersigned subscriber (the “undersigned”). In connection with the proposed business combination between the Company and Nexeo Solutions Holdings, LLC (the “Nexeo Business Combination”) pursuant to the Agreement and Plan of Merger, dated as of March 21, 2016, as may be amended from time to time (the “Merger Agreement”), the Company is seeking commitments from the undersigned to purchase shares of the Company’s common stock, par value $0.0001 per share, for a purchase price of $10.00 per share, in a private placement (the “PIPE Shares”).

1. Subscription. The undersigned hereby irrevocably subscribes for and agrees to purchase from the Company such number of PIPE Shares as is set forth on the signature page of this Agreement on the terms provided for herein.

2. Closing. The closing of the sale of PIPE Shares contemplated hereby (the “Closing”) is expected to occur immediately prior to the closing of the Nexeo Business Combination. Upon not less than two (2) business days’ written notice from (or on behalf of) the Company to the undersigned (the “Closing Notice”) that the Company reasonably expects the closing of the Nexeo Business Combination to occur, the undersigned shall deliver to an account designated by the Company on the date specified in the Closing Notice, the subscription amount for the PIPE Shares subscribed by wire transfer of United States dollars in immediately available funds. Upon satisfaction of the conditions set forth in Section 3 below, at the Closing, the Company shall deliver (or cause the delivery of) the PIPE Shares in book entry or certificated form to the undersigned or to a custodian designated by the undersigned, as applicable. If the subscription is rejected in whole or in part by the Company or if the Merger Agreement is terminated or cancelled prior to the Closing, any payment of the subscription amount made prior to termination by the undersigned will be returned promptly, without interest, by the Company, and any stock certificate(s) issued by the Company to the undersigned representing the PIPE Shares will be returned promptly by the undersigned to the Company.

3. Conditions. The closing of the sale of the PIPE Shares pursuant to this Agreement is conditioned upon (i) the Company obtaining the required approvals from its stockholders for the proposals related to the Nexeo Business Combination (which include the issuance of shares under this Agreement), (ii) if necessary prior to completing the Nexeo Business Combination, the Company obtaining the required approvals from its stockholders for the proposals related to extending the Company’s corporate existence beyond June 11, 2016, (iii) if stock certificate(s) representing the PIPE Shares are requested by the undersigned at least two (2) business days prior to the expected date of the Closing, delivery of such stock certificate(s) to the names and address(es) designated by the undersigned in writing with such stock certificate(s) dated as of the expected date of the Closing, (iv) the satisfaction or waiver of all conditions precedent set forth in the Merger Agreement (other than those which may only be satisfied at the closing of the Business Combination), (v) receipt of the subscription amount for the PIPE Shares subscribed to by the undersigned by wire transfer of United Stated dollars in immediately available funds pursuant to the terms hereof, (vi) execution and delivery by the undersigned of the Investor Questionnaire and the Form W-9 described in Section 7 below, and (vii) the representations and warranties of the undersigned set forth in such Investor Questionnaire are true and correct as of the date hereof and as of the date of the Closing.

4. Share Transfers. In consideration of the undersigned’s performance of its obligations described herein, at the Closing, WLRS has agreed to:

(a) transfer to the undersigned 2,509,819 Founder Shares (the “FPA Founder Shares”);

(b) transfer to an LLC entity to be formed by WLRS (“Newco”) on substantially the terms of the LLC agreement attached as Annex A hereto (the “LLC Agreement”) 1,256,166 Founder Shares (the “Newco Founder Shares”); and

(c) transfer to Newco 225,533 Exchange Shares (“Newco Exchange Shares”) to be issued to WLRS pursuant to that certain Private Placement Warrant Exchange Letter Agreement, dated March 21, 2016, by and among WLRS, the Company and Nexeo Solutions Holdings, LLC.

Each of the parties hereto acknowledges and agrees that: (i) the FPA Founder Shares shall be subject to the terms set forth on Exhibit A hereto, (ii) the Newco Founder Shares shall be deemed to be “Founder Shares” as such term is defined in the SHRRA and subject to the terms and restrictions set forth on Founder Shares owned by a Permitted Transferee of WLRS under the SHRRA, and (iii) the Newco Exchange Shares shall be deemed to be “Company Shares” and shares of Common Stock as such terms are defined in the SHRRA and subject to the terms and restrictions set forth on Company Shares and shares of Common Stock owned by a Permitted Transferee of WLRS under the SHRRA. The transfer of each of the FPA Founder Shares, Newco Founder Shares and the Newco Exchange Shares are conditioned on the closing of the sale of the PIPE Shares, which may occur immediately prior to or simultaneously with such transfers. At or prior to the closing of the Nexeo Business Combination, Newco shall execute and deliver a joinder agreement, agreeing to be bound by the terms of the SHRRA with respect to the Newco Founder Shares and the Newco Exchange Shares. At the closing of the Nexeo Business Combination, WLRS shall deliver (or cause to be delivered) (i) the FPA Founder Shares, in book entry or certificated form (at the option of the undersigned) to the undersigned or a custodian designated by the undersigned, if applicable, and (ii) the Newco Founder Shares and Newco Exchange Shares, each in book entry form, to Newco.

5. Lock-up. The undersigned covenants and agrees that neither it nor any of its affiliates shall Transfer any shares of common stock of the Company owned beneficially or of record by it or its affiliates during the period commencing as of the date hereof and ending 180 days after the Closing. As used herein, “Transfer” means to, directly or indirectly, (a) offer, sell, redeem, contract to sell, pledge, hypothecate, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of common stock of the Company, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of common stock of the Company, whether any such transaction is to be settled by delivery of such shares of common stock of the Company, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b).

6. Tax Treatment. For U.S. federal income tax purposes (and for purposes of any applicable state or local tax that follow the U.S. federal income tax treatment), the parties agree that the Company has directed WLRS to transfer (i) to the undersigned the FPA Founder Shares and (ii) to Newco the Newco Founder Shares and the Newco Exchange Shares, on behalf of the Company, in lieu of the transfer by WLRS of such shares to the Company for cancellation in exchange for no consideration and the reissuance of such shares by the Company to the undersigned pursuant to this Agreement.

7. Investor Questionnaire; Form W-9. The undersigned will or will cause its designees, prior to the Closing, to execute and deliver the Investor Questionnaire and the Form W-9 in the forms attached hereto as Exhibit B and Exhibit C, respectively. The representations and warranties in the Investor Questionnaire(s) of the undersigned and/or entities designated by the undersigned shall be true and correct as of the date delivered to the Company and as of the date of the Closing as if made on and as of such date. The undersigned agrees to promptly notify the Company and provide it with the relevant updated information for any change in circumstances at any time on or prior to the Closing.

8. Expenses. The undersigned shall pay all of its own expenses in connection with this Agreement and the transactions contemplated hereby.

9. Registration Rights. Contemporaneously with the transfer of PIPE Shares, the FPA Founder Shares, the Newco Founder Shares, and the Newco Exchange Shares, the parties hereto shall enter into a Registration Rights Agreement, substantially in the form set forth as Annex B hereto (the “Registration Rights Agreement”), pursuant to which the Company has agreed under certain circumstances to register the resale under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws, of the PIPE Shares, the FPA Founder Shares, the Newco Founder Shares, and the Newco Exchange Shares, in each case, subject to their terms.

10. Company Representations. The Company represents and warrants that:

(a) The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted.

(b) The Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(c) The PIPE Shares have been duly authorized and, when issued and delivered to the undersigned against full payment therefor in accordance with the terms of this Agreement, the PIPE Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Certificate of Incorporation or under the law of the State of Delaware. The issuance and sale of the PIPE Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein will be done in accordance with the NASDAQ marketplace rules.

11. Trust Account Waiver. The undersigned acknowledges that the Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The undersigned further acknowledges that, as described in the final prospectus relating to the Company’s initial public offering filed with the Securities and Exchange Commission on or about June 9, 2014 (the “Prospectus”), substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited into a trust account (the “Trust Account”) for the benefit of the Company and its public stockholders. As described in the Prospectus, the funds held from time to time in the Trust Account may only be released upon certain conditions. The undersigned hereby acknowledges and agrees that, except with respect to shares of common stock of the Company owned by the undersigned acquired other than pursuant to this Agreement, it has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies or other assets in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies or other assets in, the Trust Account that it may have now or in the future. The undersigned acknowledges and agrees that the undersigned shall not have any redemption rights with respect to the PIPE Shares, FPA Founder Shares, Newco Founder Shares and the Newco Exchange Shares pursuant to the Company’s Certificate of Incorporation in connection with the stockholder proposals related to the Nexeo Business Combination or the extension of the Company’s corporate existence beyond June 11, 2016, any subsequent liquidation of the Trust Account or the Company or otherwise. In the event the undersigned has any Claim against the Company under this Agreement or otherwise, the undersigned shall pursue such Claim solely against the Company and its assets held outside of the Trust Account and not against the Trust Account or any monies or other assets held in the Trust Account.

12. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than New York. The undersigned consents to the non-exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

13. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any action brought in the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. Assignment; Third Party Beneficiaries. No party may assign any of its or his rights or delegate any of its or his obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors, including without limitation any corporate successor by merger or otherwise. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement and their respective successors, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

16. Entire Agreement. This Agreement along with the Investor Questionnaire attached hereto constitutes the entire agreement and supersedes all prior agreements, understandings and representations and warranties, both written and oral, among the parties hereto with respect to the subject matter hereof. Notwithstanding anything in this Agreement to the contrary, nothing herein shall be deemed to modify, amend, or otherwise affect the rights and obligations of the Company set forth in the Merger Agreement.

17. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

18. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or via portable document format (.pdf)), it being understood that all parties need not sign the same counterpart.

19. Expiration. Except with respect to the Company’s obligation to return any subscription amount deposited pursuant to Section 2, this Agreement shall terminate and be of no further force or effect and any stock certificate(s) issued representing the PIPE Shares, FPA Founder Shares, Newco Founder Shares and the Newco Exchange Shares shall be cancelled, without any liability to the undersigned, if the Company issues a public announcement announcing the termination of the Merger Agreement, and/or notifies the undersigned in writing that it has abandoned its plans to move forward with the Nexeo Business Combination.

[Signature page follows]

FIRST PACIFIC ADVISORS, LLC,
on behalf of one or more clients

By:	/s/ J. Richard Atwood
Name: J. Richard Atwood
Title: Managing Partner

Address:	11601 Wilshire Boulevard, Suite 1200
Los Angeles, California 90025
Facsimile:	(310) 996-5450

Number of PIPE Shares Subscribed For: 18,260,000

ACKNOWLEDGED AND AGREED:

WL ROSS HOLDING CORP.

By:	/s/ Wilbur L. Ross, Jr
Name: Wilbur L. Ross, Jr.
Title: Chairman

WL ROSS SPONSOR LLC

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Title: Manager

[Signature page to Subscription Agreement]